Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 21, 2006

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)

1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.       Termination of Material Definitive Agreement.

        Douglas A. Pertz was employed by Harman International Industries, Incorporated (the “Company”) as its President and Chief Executive Officer pursuant to a letter agreement between Mr. Pertz and the Company dated April 24, 2006 (the “Letter Agreement”).  On August 21, 2006, the Company and Mr. Pertz mutually agreed that Mr. Pertz would resign as President and Chief Executive Officer and terminate the Letter Agreement.  Pursuant to the terms of the Letter Agreement, Mr. Pertz will receive $3,829,200 in severance compensation.

        The Letter Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 28, 2006 and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
                   Appointment of Principal Officers.

        On August 21, 2006, the Company and Douglas A. Pertz mutually agreed that Mr. Pertz would resign as President and Chief Executive Officer of the Company, effective immediately.  The Board elected Bernard A. Girod as Chief Executive Officer of the Company, effective August 21, 2006, to serve until his successor is elected and qualified.

        Mr. Girod, age 64, has been Vice Chairman of the Board since July 2000 and a director of the Company since 1993.  Mr. Girod previously served as Chief Executive Officer of the Company from 1998 to May 2006, President of the Company from 1994 to 1998, Chief Operating Officer of the Company from 1993 to 1998, Secretary of the Company from 1992 to 1998 and Chief Financial Officer of the Company from 1986 to 1995 and from 1996 to 1997.

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                   HARMAN INTERNATIONAL INDUSTRIES,
                                                                   INCORPORATED

                                                                   By:    /s/ Kevin L. Brown
                                                                            Kevin L. Brown
                                                                           Executive Vice-President and
                                                                           Chief Financial Officer

Date:  August 22, 2006